UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 17, 2024
Date of Report (Date of earliest event reported)
AIR LEASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars,	Suite 1000N
Los Angeles,	California	90067
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AL	New York Stock Exchange
3.700% Medium-Term Notes, Series A, due April 15, 2030	AL30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2024, Air Lease Corporation (the “Company”) filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware effecting the elimination of the Certificate of Designations (the “Certificate of Designations”) relating to the Company’s 6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”). On October 17, 2024, all then-outstanding shares of Series A Preferred Stock were redeemed in accordance with the terms of the Certificate of Designations. Following the filing of the Certificate of Elimination with the Secretary of State of the State of Delaware, all previously-authorized shares of the Series A Preferred Stock resumed the status of undesignated shares of the Company’s preferred stock, par value $0.01 per share.

The Certificate of Elimination became effective upon filing, and a copy is filed as Exhibit 3.1 to this Current Report on Form 8-K. The above description of the Certificate of Elimination is a summary and, as such, is qualified in its entirety by reference to the full text of the Certificate of Elimination, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Elimination relating to the Series A Preferred Stock, dated October 17, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR LEASE CORPORATION

Date: October 18, 2024	/s/ Gregory B. Willis
Gregory B. Willis
Executive Vice President and Chief Financial Officer

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